Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value $0.0001 per share, of Spectaire Holdings Inc., a Delaware corporation (f/k/a Perception Capital Corp. II), and further agrees that this Joint Filing Agreement be included as an exhibit to such filings. As contemplated by Section 13d-1(k)(1)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Joint Filing Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the undersigned hereby executes this Joint Filing Agreement this 30th day of October, 2023.

PERCEPTION CAPITAL PARTNERS II LLC

By:	/s/ Scott Honour
Name:	Scott Honour
Title:	Authorized Signatory

PERCEPTION CAPITAL PARTNERS LLC

By:	/s/ Scott Honour
Name:	Scott Honour
Title:	President

NORTHERN PACIFIC GROUP, L.P.

By:	/s/ Scott Honour
Name:	Scott Honour
Title:	Authorized Signatory

SCOTT HONOUR

By:	/s/ Scott Honour
Name:	Scott Honour

MARCY HAYMAKER

By:	/s/ Marcy Haymaker
Name:	Marcy Haymaker